Exhibit 31.03
CERTIFICATION

I, Roderick A. Larson, principal executive officer of Oceaneering International, Inc., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Oceaneering International, Inc. for the quarter ended March 31, 2020; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

5/27/2020	/S/ RODERICK A. LARSON
Date	Roderick A. Larson
President and Chief Executive Officer
(Principal Executive Officer)